[GRAPHIC OMITTED][GRAPHIC OMITTED]                                          NEWS
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     Dr. Gerald R. McNichols Elected to GRC International Board of Directors

Vienna, Va., Oct. 6, 1999 - GRC International (NYSE: GRH) today announced the recent election of Dr. Gerald R. McNichols, 56, to GRC International's board of directors increasing the members on the board to nine. Dr. McNichols is a senior vice president of GRC International, general manager of the company's MCR Division and president of MCR Federal.

"Mac is a knowledgeable addition to the GRCI board bringing more than 30 years of related experience in the professional and technical services industry, government and military," said GRCI Chairman Joseph Wright Jr. "Having started and successfully grown his own defense-industry consulting firm, Mac will provide the board with a valuable perspective. I look forward to working with Mac."

Dr. McNichols was president and CEO of Management Consulting & Research Inc. prior to its acquisition by GRC International last month. For more than 20 years he led his company in performing studies for government and industry clients, focusing on project management, cost analysis, and financial management support. MCR was purchased as an important element in GRCI's plan to further improve its recent strong financial performance and position the company for continuing future growth. As previously announced, GRC International President and CEO Gary Denman has targeted 10-to-20 percent annual internal growth supplemented by selective acquisitions, 10 percent annual improvement in operating margins, and the positioning of GRCI as a prime contractor focused on the federal information technology market.

Upon his election to the GRC International board, Dr. McNichols said, "GRCI is uniquely positioned to take advantage of the enormous opportunities in the professional and technical services industry. I am delighted to have this opportunity to work with Joe, Gary and the rest of the board as we expand and take full advantage of GRCI's growth potential."

Prior to launching MCR in 1977, Dr. McNichols was vice president of J. Watson Noah Associates Inc. (cost analysis consultants) and was vice president of GENTECH Inc. (information systems consultants). During nine years of government service he was special assistant to the deputy assistant secretary of defense (resource analysis). He was commissioned by the U.S. Air Force in 1965, and spent four years on the Air Staff before joining the Office of the Secretary of Defense.

Dr. McNichols has been an adjunct professor at George Mason University in Fairfax, Va., and The George Washington University in Washington, DC. He holds an Sc.D. in engineering from The George Washington University, an M.S. in operations research from the University of Pennsylvania, and a B.S. (honors) in management science/mathematics from Case Western Reserve University.

Dr. McNichols, who is a Certified Cost Estimator/Analyst (CCEA), has written numerous publications on industry-related topics. He also has been recognized with numerous industry awards and serves on a number of civic and industry boards.

GRC International Inc., headquartered in Vienna, Va., is a leading provider of professional services focusing on information technology, management consulting, and engineering services for a national clientele in the government and commercial sectors. GRCI is a publicly traded

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GRC International
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company listed on the New York Stock  Exchange under the symbol GRH.  Additional
details   about  GRC   International   can  be  obtained  on  the   Internet  at
http://www.grci.com/.

Forward-looking statements contained in this release are subject to risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include the company's dependence on continued funding of U.S. Department of Defense programs and the company's ability to fill required staff positions to service the contracts granted under those programs; government contract procurement and termination risks; and other risks described in the company's Securities and Exchange Commission filings.

Inquiries: Wayne Jackson, Director, Corporate Communications, (703) 506-5038.

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